Exhibit 10.1

AMENDMENT TO

SEPARATION, TRANSITION, AND RELEASE OF CLAIMS AGREEMENT

This Amendment (“Amendment”) is made by and between Oliver S. Fetzer, Ph.D (“Fetzer”) and Cerulean Pharma Inc. (“Cerulean” or the “Company”) (together, the “Parties”). Any capitalized term used but not otherwise defined herein shall have the meaning assigned to it in the Agreement (as defined below).

WHEREAS, Fetzer and the Company entered into that certain Separation, Transition and Release of Claims Agreement as of October 29, 2014 (“Agreement”); and

WHEREAS, the Parties wish to amend the Agreement to extend the Consulting Period (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Section 2 of the Agreement is deleted in its entirety and replaced with the following:

“2. Post-Employment Consulting and Assistance. In order to assist the Company in making a smooth transition to new leadership, the Employee agrees that, until September 30, 2015 (the “Consulting Period”), he shall make himself reasonably available by telephone or e-mail from time to time, upon reasonable notice and on an as-needed basis, to consult with the Company and to provide any reasonable information and/or guidance that the Company may request concerning his former duties and responsibilities and/or his knowledge of the Company’s business and operations (the “Post-Employment Assistance”). The Employee acknowledges and agrees that the consideration set forth in this Agreement is being provided, in part, as consideration for this Post-Employment Assistance, and that he will not be entitled to receive any additional compensation or benefits for such assistance.

2. Except as set forth herein, no term or condition of the Agreement shall be affected by this Amendment. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but all of which together shall constitute one and the same document. Facsimile and PDF signatures shall be deemed to be of equal force and effect as originals.

3. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to conflict of laws provisions. The Parties hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or, if appropriate, a federal court located in the Commonwealth of Massachusetts (which courts, for purposes of this Amendment, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Amendment or the subject matter hereof.

[Signature page follows]

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have executed this Amendment on the date(s) indicated below.

CERULEAN PHARMA INC.

By:	/s/ Christopher D. T. Guiffre	March 2, 2015
Christopher D. T. Guiffre
Chief Operating Officer

I HEREBY AGREE TO THE TERMS AND CONDITIONS SET FORTH ABOVE.

/s/ Oliver S. Fetzer, Ph.D		March 3, 2015
Oliver S. Fetzer, Ph.D